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EXHIBIT 3.64

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

REXENE CORPORATION

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

        Rexene Corporation, a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

          FIRST:    Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

          FIRST    The name of the corporation is Huntsman Polymers Corporation (hereinafter the "Corporation").

          SECOND:    The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 27th day of August, 1997.

REXENE CORPORATION
By:	/s/ MARTIN F. PETERSON
Name: Martin F. Peterson Title: Vice President

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CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF REXENE CORPORATION